Exhibit 99.1

EXECUTION VERSION

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT is made and entered into as of April 11, 2015 (the “Agreement”) by and among Viad Corp, a Delaware corporation (the “Company”), and each of the parties listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”). The Company and the Investors are referred to herein as the “Parties.”

WHEREAS, each of the Investors beneficially own the number of shares of the Company’s common stock, par value $1.50 per share (the “Common Stock”) listed on Exhibit A hereto;

WHEREAS, on February 20, 2015, JCP Investment Partnership, LP (“JCP”) delivered a letter (the “Nomination Letter”) notifying the Company of JCP’s intent to nominate three individuals for election to the Company’s Board of Directors (the “Board”) at the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”);

WHEREAS, the Company has reached an agreement with each of the Investors with respect to certain matters related to the Company’s Board composition and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1.	Settlement Covenants.

(a)	Board Matters. The Company agrees that the Board and all applicable committees of the Board shall take all necessary actions to: (i) cause the Board to increase its size by one, and (ii) appoint, with such appointment effective immediately after execution of this Agreement, Joshua E. Schechter (the “New Director”) as a director of the Company with a term expiring at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

(b)	Replacements. The Company agrees that if the New Director is (other than as a result of not being nominated at an annual meeting of stockholders or ceasing to serve as a director under the circumstances contemplated by Section 1(e))) unable to serve as a director, resigns as a director or is removed as a director prior to the end of the term of the office set forth above during the Standstill Period, then the Investors shall have the ability to recommend a substitute person(s); provided that any substitute person recommended by the Investors shall qualify as “independent” pursuant to New York Stock Exchange (“NYSE”) listing standards, and have relevant financial and business experience to fill the resulting vacancy. In the event the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”) or the Board does not accept a substitute person so recommended by the Investors, the Investors will have the right to recommend additional substitute person(s) for consideration by the Nominating Committee. Upon the acceptance of a replacement director nominee by the Nominating Committee and the Board, and the agreement by such replacement director nominee with the Company that such replacement director nominee will resign (and is deemed to have irrevocably agreed to so resign) from the Board effective immediately upon such time as any Investor submits a notice of director nomination or otherwise nominates any candidate for election to the Board at the 2017 Annual Meeting, the Board will take such actions as to appoint such replacement director to the Board no later than 10 business days after the Nominating Committee recommendation of such replacement director.

(c)	Committees of the Board. The Company agrees that, concurrent with the New Director’s appointment to the Board, the New Director shall be appointed as a member of the Nominating Committee, so long as the New Director is eligible to serve in such capacity pursuant to applicable law and the rules of the NYSE and shall be considered along with all other Board members for Board committee appointments in connection with the Board’s annual review of committee composition. To the extent not already so empowered and charged, the Nominating Committee shall be expressly empowered and charged with the evaluation and recommendation of corporate governance practices.

(d)	Board Policies and Procedures. The New Director understands and acknowledges that all members of the Board, including the New Director, are required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s Corporate Governance Guidelines, Code of Ethics, Always Honest® Compliance & Ethics Program, policy on insider trading and director confidentiality policies, and agrees to preserve the confidentiality of Company business and information, including discussions of matters considered in meetings of the Board or Board committees. Each New Director and Investor shall provide the Company with such information concerning such New Director or Investor, as the case may be, as is required to be disclosed under applicable law or stock exchange regulations, in each case as promptly as necessary to enable timely filing of the Company’s proxy statement.

(e)	The Investors and the New Director (including any replacement thereof pursuant to Section 1(b) of this Agreement) agree that the New Director will resign (and is deemed hereby to have irrevocably agreed to so resign) effective immediately upon such time as any Investor submits a formal notice of a nomination of directors for election to the Board at the 2017 Annual Meeting in accordance with the Company’s Bylaws.

Section 2.	2015 Annual Meeting.

(a)	Withdrawal of Nomination Letter. Effective immediately, JCP hereby irrevocably withdraws the Nomination Letter and agrees not to bring any other business or proposals before or at the 2015 Annual Meeting.

(b)	At the 2015 Annual Meeting, and at each special meeting of stockholders held prior to the expiration of the Standstill Period (as defined below), each of the Investors agrees to vote by proxy and vote all shares of Common Stock beneficially owned by each Investor and its Affiliates (as defined below) in favor of (i) the election of directors nominated by the Board, and (ii) otherwise in accordance with the Board’s recommendation, including in favor of all other matters recommended for stockholder approval by the Board; provided, however, in the event that Institutional Shareholders Services (ISS) recommends otherwise with respect to any proposals (other than the election of directors), each of the Investors shall be permitted to vote in accordance with the ISS recommendation.

Section 3.	Standstill.

(a)	Each Investor agrees that, from the date of this Agreement until the expiration of the Standstill Period, neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Associates (as defined below) not to, directly or indirectly, in any manner, acting alone or in concert with others:

(i)	submit any stockholder proposal (pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board (including by way of Rule 14a-11 of Regulation 14A), other than as expressly permitted by this Agreement;

(ii)	engage in, directly or indirectly, any “solicitation” (as defined in Rule 14a-1 of Regulation 14A) of proxies (or written consents) or otherwise become a “participant in a solicitation” (as such term is defined in Instruction 3 of Schedule 14A of Regulation 14A under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the Common Stock (including any withholding from voting) or grant a proxy with respect to the voting of the Common Stock or other voting securities to any person other than to the Board or persons appointed as proxies by the Board;

(iii)	seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders or for any books and records of the Company;

(iv)	form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other to the extent such a group may be deemed to result with the Company or any of its Affiliates or Associates as a result of this Agreement;

(v)	vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board;

(vi)	except as specifically provided in Section 1 and Section 2 of this Agreement, seek to place a representative or other Affiliate, Associate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

(vii)	acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person;

(viii)	other than at the direction of the Board or any committee thereof and except in connection with an Opposition Matter (as defined below), seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, change in structure or composition of the Board, change in the executive officers of the Company, change in capital structure, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company;

(ix)	acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any (A) interests in any of the Company’s indebtedness or (B) Common Stock of the Company representing in the aggregate (amongst all of the Investors and any Affiliate or Associate thereof) in excess of 9.9% of the Company’s outstanding Common Stock; provided, however, nothing herein shall prevent an Investor from confidentially seeking a waiver to acquire in excess of 9.9% of the Company’s outstanding Common Stock;

(x)	disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing;

(xi)	take any action challenging the validity or enforceability of any provisions of this Section 3; or

(xii)	enter into any agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or encourage or solicit any person to undertake any of the foregoing activities.

(b)	As used in this Agreement:

(i)	the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii)	the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and

(iii)	the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(iv)	the term “Opposition Matter” shall mean any of the following transactions, but only to the extent required by the Delaware General Corporation Law (or, exclusively in the case of the issuance of more than twenty (20%) of the Company’s then outstanding shares of Common Stock, the rules of the NYSE), to be submitted by the Board to the Company’s stockholders for approval: the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions, the sale or transfer of a majority of the outstanding shares of the Company’s Common Stock (through a merger, stock purchase or otherwise), any merger, consolidation, acquisition of control or other business combination, tender or exchange offer, dissolution, liquidation, reorganization, or change in capital structure (including issuance in the aggregate of more than twenty (20%) percent of the Company’s then outstanding shares of Common Stock), in each case that has been approved by the Board but voted against by the New Director.

(v)	the term “Standstill Period” shall mean the period commencing on the date of this Agreement and ending on the day that is thirty (30) calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2017 Annual Meeting; provided, that if the Company notifies in writing the New Director and the Investors within forty (40) calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2017 Annual Meeting, of the Company’s intention to nominate the New Director as a nominee for election at the 2017 Annual Meeting on the Company’s slate, and if the New Director consents to so being named, the “Standstill Period” shall mean the period commencing on the date of this Agreement and ending on the day that is thirty (30) calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2018 Annual Meeting of Shareholders.

Section 4.                 Representations and Warranties of the Company. The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute the Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 5.                 Representations and Warranties of the Investors. Each Investor, on behalf of itself, severally represents and warrants to the Company that (a) as of the date hereof, such Investor beneficially owns only the number of shares of Common Stock as described opposite its name on Exhibit A and Exhibit A includes all Affiliates of any Investors that own any securities of the Company beneficially or of record, (b) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) such Investor has the authority to execute the Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms hereof and (d) the execution, delivery and performance of this Agreement by such Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

Section 6.	Mutual Non-Disparagement.

(a)	Each Investor agrees that, until the earlier of (i) the expiration of the Standstill Period and (ii) any material breach of this Agreement by the Company (provided that the Company shall have three (3) business days following written notice from such Investor of material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Associates not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, the Company or any of its directors, officers, Affiliates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company or its subsidiaries or Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of the Company, its business or any of the Company Representatives.

(b)	The Company hereby agrees that, until the earlier of (i) the expiration of the Standstill Period and (ii) any material breach of this Agreement by an Investor (provided that such Investor shall have three (3) business days following written notice from the Company of material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates will, and it will cause each of its Affiliates not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, any Investor or any of its agents or representatives (collectively, the “Investor Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of any Investor or its subsidiaries or Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of any Investor, its business or any of the Investor Representatives.

(c)	Notwithstanding the foregoing, nothing in this Section 6 or elsewhere in this Agreement shall prohibit any Party from making any statement or disclosure required under the federal securities laws or other applicable laws; provided, that such Party must provide written notice to the other Parties at least two business days prior to making any such statement or disclosure required by under the federal securities laws or other applicable laws that would otherwise be prohibited the provisions of this Section 6, and reasonably consider any comments of such other Parties.

(d)	The limitations set forth in Section 6(a) and 6(b) shall not prevent any party from responding to any public statement made by the other party of the nature described in Section 6(a) and 6(b) if such statement by the other party was made in breach of this Agreement.

Section 7.                 Public Announcements. Promptly following the execution of this Agreement, the Company and the Investors shall issue a mutually agreeable press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit B. Prior to the issuance of the Press Release, neither the Company nor any of the Investors shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party. No Party or any of its Affiliates shall make any public statement (including, without limitation, in any filing required under the Exchange Act) concerning the subject matter of this Agreement inconsistent with the Press Release.

Section 8.                 Expenses. Each Party shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby; provided, however, that the Company shall reimburse the Investors for their reasonable related fees and expenses, including such fees and expenses of counsel for the Investors, in an amount not to exceed in the aggregate $35,000.

Section 9.                 Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available.

Section 10.             Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

To the Company:

Viad Corp
1850 North Central Avenue

Phoenix, Arizona

Fax No.: (602) 207-5480
Attention: Deborah J. DePaoli

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street

New York, NY 10003
Fax No.: (212) 403-2000
E-mail: DMSilk@wlrk.com; SVNiles@wlrk.com

Attention: David M. Silk and Sabastian V. Niles

To the Investors:

JCP Investment Management, LLC
1177 West Loop South, Suite 1650
Houston, TX 77027
Attention: James C. Pappas
Facsimile: (713) 333-5540
Email: jcp@jcpinv.com

with a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP
65 East 55th Street, Park Avenue Tower

New York, NY 10022
Fax No.: (212) 451-2333
E-mail: swolosky@olshanlaw.com
Attention: Steve Wolosky

Section 11.             Governing Law. This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.

Section 12.             Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof.

Section 13.             Receipt of Adequate Information; No Reliance; Representation by Counsel. Each Party acknowledges that it has received adequate information to enter into this Agreement, that is has not relied on any promise, representation or warranty, express or implied not contained in this Agreement and that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

Section 14.             Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

Section 15.             Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the Parties.

Section 16.             Successors and Assigns; No Third Party Beneficiaries. This Agreement shall bind the successors and permitted assigns of the Parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other Parties. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

Section 17.             Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto. Counterparts delivered by electronic transmission shall be deemed to be originally signed counterparts.

(Signature page follows)

Exhibit 99.1

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.

VIAD CORP

By:	/s/ Deborah J. DePaoli
Name:	Deborah J. DePaoli
Title:	General Counsel & Secretary

INVESTORS:
BLR Partners LP

By:	BLRPart, LP
General Partner

By:	BLRGP Inc.
General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Director

blrpART, lp

By:	BLRGP Inc.
General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Director

BLRGP INC.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Director

bradley l. radoff

/s/ Bradley L. Radoff
Bradley L. Radoff

JCP Investment Partnership, LP

By:	JCP Investment Management, LLC
Investment Manager

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Managing Member

JCP Investment Partners, LP

By:	JCP Investment Holdings, LLC
General Partner

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Sole Member

JCP Investment Holdings, LLC

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Sole Member

JCP Investment Management, LLC

By:	/s/ James C. Pappas
Name: James C. Pappas
Title: Managing Member

james c. pappas

/s/ James C. Pappas
James C. Pappas

Joshua E. Schechter

/s/ Joshua E. Schechter
Joshua E. Schechter

EXHIBIT A

Investor	Shares of Common Stock Beneficially Owned
JCP Investment Partnership, LP	70,000
JCP Investment Partners, LP	70,000
JCP Investment Holdings, LLC	70,000
JCP Investment Management, LLC James C. Pappas BLR Partners LP BLRPart, LP BLRGP Inc. Bradley L. Radoff Joshua E. Schechter	70,000 70,000 196,500 196,500 196,500 256,500 13,726

Aggregate total owned by Investors:	340,226

EXHIBIT B

[PRESS RELEASE]